Exhibit 1.01

NOKIA CONFLICT MINERALS REPORT FOR 2014

May 28, 2015

Introduction

This is the conflict minerals report for Nokia for calendar year 2014. Based on our reasonable country of origin inquiry, Nokia has reason to believe that certain of the Conflict Minerals(2) necessary to the functionality or production of our products may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not have come from recycled or scrap sources. Accordingly, Nokia undertook due diligence measures on the source and chain of custody of these Conflict Minerals. In the design of our due diligence processes we have conformed to the internationally recognized due diligence framework provided by OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (OECD 2013) (the “OECD Due Diligence Guidance”). The details of this alignment of our conflict minerals due diligence process with the OECD Due Diligence Guidance are provided in Table 1 below:

Table 1. OECD Due Diligence Guidance & related Nokia Due Diligence actions

OECD Due Diligence Guidance	Nokia Due Diligence Action

STEP 1. Establish strong company management systems

Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. This policy should incorporate the standards against which due diligence is to be conducted, consistent with the standards set forth in the model supply chain policy in Annex II.

Nokia has a policy which describes Nokia’s commitment to conflict-free sourcing globally, including responsible and conflict-free sourcing through legitimate trade from Conflict-Affected and High Risk areas (OECD 2013) and measures taken to reach that goal (referred to herein as the “Policy”). It also sets out a commitment to identify, assess, mitigate, and respond to risks. The Policy is subject to regular reviews and was last updated in February 2015.

The Policy has been communicated to suppliers when first released and thereafter in conjunction with the annual supply chain conflict minerals inquiry. The Policy is publicly available on our website: http://company.nokia.com/en/sustainability/downloads

Structure internal management systems to support supply chain due diligence.

In order to support and oversee the implementation of the Policy we have set up a cross-functional project team that includes members with necessary competence from sourcing, operations, sustainability, legal, and reporting and government relations teams. The supply chain inquiry is carried out through the internal conflict-free sourcing deployment team in cooperation with global network of sourcing managers and the results are periodically reviewed with Sourcing leadership and Responsibility Council (cross-functional committee for sustainability governance composed of group responsibility management and senior leaders from business units).

Establish a system of controls and transparency	Nokia’s system of controls and transparency is a combination of internal activities, work with direct suppliers and reliance on joint industry

(2)  Columbite-tantalite (coltan) (or its derivative tantalum), cassiterite (or its derivative tin), gold and wolframite (or its derivative tungsten).

over the mineral supply chain. This includes a chain of custody or a traceability system or the identification of upstream actors in the supply chain. This may be implemented through participation in industry-driven programs.

programs such as the Conflict-Free Sourcing Initiative (the “CFSI”). As a CFSI member company Nokia is familiar with the rigor and development of the audit protocol that led to the CFSI Conflict-Free Smelter audit program in accordance with an internationally accepted standard: OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition. Furthermore, the mutual recognition between the CFSI Conflict-Free Smelter Program audit and the Responsible Jewellery Council’s Chain of Custody certification and London Bullion Market Association’s Responsible Gold Programme establish these programs as internationally accepted industry standards.

Nokia started by scoping its reasonable country of origin inquiry. The product data management system was used to determine which of the suppliers are relevant for the conflict minerals supply chain inquiry.

In order to identify the smelters and refiners in our supply chain and country of origin data, Nokia has conducted a supply chain survey using the CFSI conflict minerals reporting template and reviewed gathered information against that provided by CFSI and its Conflict Free Smelter Program (“CFSP”).

CFSI publishes a conflict-free smelter list, which is composed of mineral processing facilities that have been reviewed by an independent third-party audit to assess whether the facility employs policies, practices, and procedures to provide assurance that the material sourced is DRC conflict-free. CFSI also provides country of origin data for members, which has been aggregated due to confidential business information concerns (which conforms to the OECD Guidance specified in Step 5). This is reasonable because the country of the material’s origin is thoroughly examined in the audit process, even if the origin’s more specific location is not published. Therefore, reliance on the aggregated country list constitutes a reasonable inquiry into the material’s country of origin. The data on which we relied for certain statements in this conflict minerals report was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member (unique ID code: 0001946480).

Strengthen company engagement with suppliers. A conflict minerals policy should be incorporated into contracts and/or agreements with suppliers. Where possible, assist suppliers in building capacities with a view to improving due diligence performance.

Nokia’s approach is to establish long-term relationships with suppliers, seek sustainable solutions, and work with suppliers to drive improvements. Nokia has incorporated the principles outlined in the Policy into Supplier Requirements. These requirements are an appendix to standard supplier agreements. Nokia reserves the right to assess its suppliers against its Supplier Requirements.

Nokia has provided support for suppliers in the form of detailed feedback on their conflict minerals reporting template, and corrective action plans were agreed as necessary. Nokia also encouraged suppliers to participate in and support multistakeholder forums and conflict-free sourcing initiatives. We have also conducted several dedicated information sharing webinar sessions with suppliers to further explain our conflict minerals requirements.

Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.

Concerns and violations of the Policy can be reported to Nokia through our official grievance channel, the Nokia Business Ethics Helpline available through https://nokiaethics.alertline.com

Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of the Policy approach, or if they wish to report suspected abuse. They, and other external stakeholders, may also report problems or concerns to the Nokia Business Ethics Helpline.

STEP 2. Identify and assess risk in the supply chain

Identify and assess risks in their supply chain as recommended in the Supplements.

As a downstream company Nokia is many supply chain tiers away from mining activities and has no direct business relationship with mining activities or metal processing facilities. Therefore in order to conduct its reasonable country of origin inquiry, Nokia used a combination of actions both individually with direct suppliers, as well as multilaterally with industry peers and other stakeholders.

With direct suppliers, the primary means for conducting the reasonable country of origin inquiry was through a supply chain survey using the standard industry conflict minerals reporting template (provided by CFSI), with the aim of assessing the direct suppliers’ due diligence activities and identifying processing facilities and countries of mineral origin. Nokia assessed risks by reviewing supplier templates to understand their due diligence activities and identified processing facilities and countries of origin, and whether the minerals originate from recycled or scrap sources. In order to improve data quality and completeness Nokia has conducted two rounds of surveys with suppliers, provided feedback on supplier templates and agreed on corrective actions if necessary. As a result of detailed feedback and two follow up rounds with the suppliers the quality of data has significantly improved over the last year.

Nokia continued the risk assessment by comparing smelter data provided by suppliers to information provided by the CFSP and Internet searches in order to verify whether the smelters and refiners have been validated as conflict-free or not and to identify the countries of origin of the minerals.

STEP 3. Design and implement a strategy to respond to identified risks

Report findings of the supply chain risk assessment to the designated senior management of the company	In accordance with the Policy the results of the annual supply chain inquiry and risks identified throughout the year are reported to Nokia’s Head of Global Procurement and Responsibility Council.

Devise and adopt a risk management plan

To minimize the risk of tin, tantalum, tungsten or gold present in our products contributing to conflict in the Covered Countries, we seek to conduct a reasonable country of origin inquiry on a regular basis, check and increase the number of validated smelters and refiners in our supply chain and consider other publicly available information about smelting operation and country of origin.

As part of risk mitigation with our direct suppliers, we provide them feedback on the quality of their conflict minerals due diligence information and ask clarifying questions and demand corrective actions where necessary. We have set up informational calls with selected suppliers to help build their capacity, and we encourage our suppliers to participate in industry activities in order to learn and contribute.

When suppliers have identified in their conflict minerals survey that some of the minerals originate from the Covered Countries we have performed additional due diligence to find out as much as reasonably possible about the origins of the metals. This involves asking suppliers to identify the smelter or refiner that processed the material and checking whether it has been validated as conflict-free.

As part of risk mitigation we aim to increase the portion of validated conflict-free smelters and refiners in our supply chain, with the aim of ultimately sourcing only from validated processing facilities.

Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management. This may be done in cooperation and/or consultation with local and central government authorities, upstream companies, international or civil society organisations and affected third-parties where the risk management plan is implemented and monitored in conflict-affected and high-risk areas.

Risk management plans, monitoring and performance tracking is done in close collaboration with sourcing and followed up by the cross-functional conflict minerals working group that oversees the implementation of the Policy. The results are reported to sourcing category leaders and also back to Head of Global Procurement and Responsibility Council.

Where risk incidents involve direct suppliers, we carry out risk management planning, monitoring and performance tracking through the sourcing managers’ network. In cases where risk incidents do not result in corrective actions taken to our satisfaction, it can ultimately result in termination of the business relationship.

In cases where our regular annual supply chain inquiry indicates that a given supplier is getting materials from the Covered Countries, there are additional risk management activities, such as checking the reported mine of origin against industry data and public sources of information, and follow-up of the status periodically.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.	As necessary through the same steps as above.

STEP 4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Companies at identified points (as indicated in the Supplements) in the supply chain should have their due diligence practices audited by independent third parties. Such audits may be verified by an independent institutionalised mechanism.

As the origin of Conflict Minerals cannot be determined after the ores have been smelted or refined, smelters and refiners are in the best position to determine the country of origin. Thus the most important point in the supply chain for a downstream company to have third-party conflict-free validation is the smelter or refiner level. For that purpose we make use of the cross-industry conflict-free smelter listing of the CFSP. The CFSP has agreed on mutual cross-recognition of gold refiner audits with London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”), and therefore refineries validated by those organizations are also considered to be conflict-free. Refineries validated by LBMA and RJC are reflected in the CFSI list of validated smelters and refiners.

http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/We compare the aggregated smelter and refiner list of our supply chain against the validated smelter and refiner lists provided by the CFSP. We also take steps to encourage the non-validated smelters to enter into the program and start the process of validation through our direct outreach to smelters as well as through the respective working group at CFSI.

STEP 5. Report on supply chain due diligence

Companies should publicly report on their supply chain due diligence policies and practices and may do so by expanding the scope of their sustainability, corporate social responsibility or annual reports to cover additional information on mineral supply chain due diligence.

Nokia reports publicly on its due diligence policies and practices in the Form SD filed with the US Securities and Exchange Commission, its annual sustainability report (Nokia People and Planet report), and on its company website.

As a downstream company, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct suppliers and the direct suppliers seeking data within their supply chain to identify the original sources of the Conflict Minerals. We also rely to a large extent on information provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to misstatements.

RESULTS OF NOKIA SUPPLY CHAIN INQUIRY FOR 2014

In order to conduct the reasonable country of origin inquiry Nokia started by determining the suppliers to be in scope for the supply chain inquiry. The analysis of the material content information gathered for all products  led us to conclude that small quantities of the four metals in question are present in practically all parts and components used to manufacture products in our Networks business (such as integrated circuits, connectors, resistors, hardware assembly components, RF MW circuits and capacitors). The product data management system was used to determine which of Nokia’s suppliers are relevant for the conflict minerals supply chain inquiry. Suppliers being phased-out and products sourced from third parties and subsequently resold by Nokia without influence over the manufacturing or design of such products were not in scope. Further, Nokia applied certain threshold levels of the respective supplier spend to exclude from the scope some of the suppliers accounting for relatively insignificant procurement spend by Nokia. HERE and Nokia Technologies did not manufacture or contract to manufacture products containing Conflict Minerals necessary to the functionality or production of such products.

In 2014, Nokia sold its Devices & Services business to Microsoft Corporation — a transaction that closed on April 25, 2014.  Nokia has been informed by Microsoft Corporation that Microsoft Corporation will cover the Devices & Services business for the full calendar year 2014 in its Form SD. Accordingly, in order to avoid duplicative and partial disclosure, this Conflict Minerals Report does not cover the Devices & Services business for 2014.

The results of Nokia’s reasonable country of origin inquiry and due diligence on the source and chain of custody of Nokia’s necessary conflict minerals are the product of Nokia’s iterative and escalating data collection and dialogue process with our in-scope suppliers. This process is designed to obtain information regarding the smelters or refineries from which suppliers source such conflict minerals, and to verify the status of such smelters or refineries that comply with the CFSP assessment protocols as a method of assessing the mine and location of origin of such conflict minerals.

The number of suppliers in the scope defined above was 203 and the inquiry response rate was 100%.

Based on our due diligence efforts we found that:

•                  98% of suppliers have adopted a conflict minerals policy (88% in 2013).

•                  61% of smelters have been validated by CFSP or mutually recognized programs (out of known smelters) (40% in 2013(3)): gold 60%, tantalum 100%, tin 51% and tungsten 41%.

•                  73% of smelters are validated or active in the validation process (out of known smelters) (55% in 2013): gold 65%, tantalum 100%, tin 71% and tungsten 71%.

Figure 1. Conflict-Free validation status of the 259 identified smelters

In support of supply chain transparency, we disclose in the tables below: the processing facilities we have identified through our due diligence process as having processed conflict minerals contained in the products manufactured by Nokia and in products for which Nokia has contracted with third parties to manufacture. The processing facilities (including smelters and refiners) are listed on an aggregated basis per metal and classified within three categories — “validated”, “active”, and “no public participation in validation program”.

Conflict-Free Smelter Program (CFSP) Compliant Processing Facilities

The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as compliant according to CFSP protocol:

Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY

(3)  The number of identified smelters increased from 197 in 2013 to 259 in 2014.

Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus SA	CID000077	SWITZERLAND
Gold	Asahi Pretec Corporation	CID000082	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Aurubis AG	CID000113	GERMANY
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery — Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	L’ azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies SA	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY
Gold	Ohio Precious Metals, LLC	CID001322	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326	RUSSIAN FEDERATION
Gold	PAMP SA	CID001352	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox SA	CID001498	SWITZERLAND
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Schone Edelmetaal	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	CID001585	SPAIN
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND

Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi SA	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Johnson Matthey Inc.	CID000920	UNITED STATES
Gold	Johnson Matthey Limited	CID000924	CANADA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL

Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA
Tantalum	QuantumClean	CID001508	UNITED STATES
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Zhuzhou Cemented Carbide	CID002232	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	CV United Smelting	CID000315	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S/A	CID002500	BRAZIL
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Putra Karya	CID001412	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA
Tin	Thaisarco	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL

Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIET NAM

CFSP Participating Processing Facilities

Smelters and refiners identified as part of our reasonable country of origin inquiry that have agreed to participate in the CFSP audit:

Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Cendres + Métaux SA	CID000189	SWITZERLAND
Gold	Doduco	CID000362	GERMANY
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Fenix Metals	CID000468	POLAND
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA

Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

Processing facilities with no public participation in validation program

Together with our suppliers and industry cooperation we will continue requesting participation by these smelters and refiners in CFSP or an equivalent program:

Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Bauer Walser AG	CID000141	GERMANY
Gold	Caridad	CID000180	MEXICO
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Do Sung Corporation	CID000359	KOREA, REPUBLIC OF
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech.Environmental Refinery Co.,Ltd	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	CHINA
Gold	Jiangxi Copper Company Limited	CID000855	CHINA
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CID001056	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	OJSC Kolyma Refinery	CID001328	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	Sabin Metal Corp.	CID001546	UNITED STATES
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CID001909	CHINA
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Faggi Enrico S.p.A.	CID002355	ITALY
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	CID000466	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CID000873	CHINA
Tin	PT Alam Lestari Kencana	CID001393	INDONESIA
Tin	PT Bangka Kudai Tin	CID001409	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	CID001416	INDONESIA
Tin	PT Fang Di MulTindo	CID001442	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	CID001486	INDONESIA
Tin	PT Seirama Tin Investment	CID001466	INDONESIA
Tin	PT Supra Sukses Trinusa	CID001476	INDONESIA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA

Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Pobedit, JSC	CID002532	RUSSIAN FEDERATION

We have identified an additional 184 facilities that were reported as smelters by our suppliers but that we were not able to confirm as smelters or refiners based on industry or public sources of information, and will be reaching out to these facilities in 2015 to perform additional due diligence.

In order to identify countries of origin, Nokia made use of Conflict Minerals templates provided by suppliers and aggregated country of origin information of smelters provided by CFSI to its members. Based on these the countries of origin of the Conflict Minerals in the Networks supply chain may include:

Angola; Argentina; Australia; Austria; Belgium; Bermuda; Bolivia; Brazil; Burundi; Canada; Central African Republic; Chile; China; Colombia; DRC; Republic of Congo; Ivory Coast; Czech Republic; Djibouti; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Italy; Japan; Kazakhstan; Kenya; South Korea; Laos People’s Democratic Republic; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; United Republic of Tanzania; Thailand; Uganda; United Kingdom; United States; Uzbekistan; Vietnam; Zambia; Zimbabwe.

Nokia supports seeking a sustainable solution to the issue of conflict minerals and aims to ensure responsible and conflict-free sourcing, thus supporting legitimate trade and positive development in the DRC and adjoining countries. Of Nokia’s suppliers, 152 had reported smelters that have conflict minerals originating in one or more of the Covered Countries. Altogether 21 smelters in the consolidated smelter list had mineral sourcing from the Covered Countries. As part of our due diligence, we have followed up with all such suppliers in order to verify whether the smelters that sourced conflict minerals from Covered Countries are compliant smelters under the CFSP. 20 of the 21 smelters were found to be compliant and one has ceased operations in 2014. During our due diligence efforts we also concluded that 10% of the identified smelters that were disclosed in the smelter tables above source from the

Covered Countries, which is a positive development for the countries whose livelihood depends on these efforts continuing.

In order to mitigate the risk that the conflict minerals contained in, and necessary to the functionality or production of, Nokia’s products benefit armed groups, and to improve our conflict minerals due diligence efforts further in the coming year, we plan to concentrate on the following activities:

•                  further improving the quality and completeness of the conflict minerals due diligence data provided by our suppliers;

•                  engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;

•                  actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms available, with the aim of increasing the number of smelters on the list of CFSP compliant smelters;

•                  when there is sufficient availability of validated smelters, requesting suppliers to source only from validated smelters. In 2014, all 40 of our identified tantalum smelters were reported to be conflict-free by the CFSI. We believe that sourcing this metal entirely from conflict-free smelters is practicable; as such, in 2015, our goal will be to require our suppliers to source tantalum only from smelters that are reported to be conflict free; and

•                  validating the due diligence efforts of our suppliers as part of overall supplier assessments.

Statements relating to due diligence process improvement, as well as similar strategy and compliance process statements made elsewhere in this conflict minerals report are forward-looking in nature and are based on Nokia’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as CSFI remain effective as a source of external support to us in the conflict minerals compliance process), which may be outside of Nokia’s control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

Unless otherwise expressly stated herein, any documents, third party materials or references to websites are not incorporated by reference in, or considered to be a part of, this conflict minerals report.